UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 7, 2011

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on November 7, 2011.  Four proposals were voted upon at the Annual Meeting.  The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on September 28, 2011.  The final results for the votes regarding each proposal are set forth below.

1.	The voting tabulation on the election of directors was as follows:

Nominee	For	Withheld
Stephen Russell	17,719,441	1,090,588
Anthony Heyworth	15,860,223	2,949,806
Catherine Langham	17,683,696	1,126,333
Michael Miller	17,696,579	1,113,450
Paul Will	15,811,759	2,998,270

2.	In an advisory, non-binding vote, the stockholders voted as follows on the proposal to approve the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions
18,279,682	526,898	3,449

3.	In an advisory, non-binding vote, the stockholders voted as follows on the frequency of holding future advisory, non-binding votes on executive compensation:

1 Year	2 Years	3 Years	Abstentions
15,914,345	129,445	2,762,516	3,723

Accordingly, the Company's stockholders expressed a preference for an advisory vote on executive compensation each year.  Because the stockholders' vote on the frequency of future advisory votes on executive compensation is itself advisory, the result is not binding. The Company expects to publicly disclose within 150 days of the Annual Meeting the determination by the Company's Board of Directors of the frequency with which future advisory votes on executive compensation will be held.

4.
The renewal of the material terms of the performance-based goals under the Company's 2006 Omnibus Incentive Plan, as amended, to allow certain grants and awards to continue to qualify as performance-based compensation under Internal Revenue Code Section 162(m), were approved as follows:

Votes For	Votes Against	Abstentions
17,831,923	973,662	4,444

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: November 8, 2011	By:	/s/ Paul Will
Paul Will
President and Chief Operating Officer